Exhibit 23.1

                              [KPMG LLP LETTERHEAD]

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fair, Isaac and Company, Incorporated:

We consent to incorporation by reference in the registration statement on Form S-8 of Fair, Isaac and Company, Incorporated and subsidiaries of our reports dated October 26, 1999, relating to the consolidated balance sheets of Fair, Isaac and Company, Incorporated and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1999, and the related schedule, which reports appear or are incorporated by reference in the September 30, 1999 annual report on Form 10-K of Fair, Isaac and Company, Incorporated, and subsidiaries.


                                                                    /s/ KPMG LLP

San Francisco, California
February 1, 2000


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